Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-273180 and 333-273180-01 on Form F-3 of our reports dated March 17, 2023 relating to the financial statements of Brookfield Business Corporation (the “Corporation”) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Corporation for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We consent to the incorporation by reference in this Registration Statement No. 333-273180 and 333-273180-01 on Form F-3 of our reports dated March 6, 2023 relating to the financial statements of Brookfield Business Partners L.P. (the “Partnership”) and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

September 8, 2023